UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
86 Morris Avenue, Summit, New Jersey		07901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Celgene Corporation (“Celgene”) entered into a License Agreement, dated April 23, 2014 (the “License Agreement”), with Nogra Pharma Limited, an Irish entity (“Nogra”), pursuant to which Nogra granted Celgene and its wholly owned subsidiary (together with Celgene, “Celgene Parties”) an exclusive, royalty-bearing license in Nogra’s intellectual property relating to GED-0301, an antisense oligonucleotide targeting SMAD7, to develop and commercialize products containing GED-0301 for the treatment of Crohn’s disease and Ulcerative Colitis. The development and application of the intellectual property covered under the License Agreement will be managed by a joint committee composed of members from each of Nogra and Celgene Parties. Under the terms of the License Agreement, Celgene Parties are obligated to make an upfront payment of $710 million. In addition, Celgene Parties have the obligation to pay designated amounts when certain development, regulatory and sales milestone events occur, as well as tiered royalties on sales of licensed products, with such amounts being variable and contingent on various factors. The maximum aggregate amount payable for development and regulatory milestones is approximately $815 million, which covers such milestones relating to Crohn’s disease, Ulcerative Colitis and other unspecified indications. Starting from global annual net sales levels of $500 million, aggregate tiered sales milestones could total a maximum of $1,050 million if annual net sales reach $4,000 million.

The License Agreement will become effective upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The License Agreement may be terminated (i) at Celgene Parties’ discretion upon 180 days’ written notice to Nogra, provided that such termination will not become effective before the third anniversary of the effective date of the License Agreement, and (ii) by either Celgene Parties or Nogra upon material breach of the other party, subject to cure periods. Upon the expiration of Celgene Parties’ royalty payment obligations under the License Agreement, on a country-by-country and licensed product-by-licensed product basis, the license granted under the License Agreement will become fully paid-up, irrevocable, perpetual, and non-terminable with respect to such licensed product in such country.

ITEM 2.02          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 24, 2014, Celgene Corporation issued a press release announcing its financial results for its fiscal quarter ended March 31, 2014.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99.1   Press Release dated April 24, 2014 announcing results for the quarter ended March 31, 2014.

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: April 24, 2014	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse, Ph.D.
Executive Vice President
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 24, 2014 announcing results for the quarter ended March 31, 2014.